                                                                  EXECUTION COPY

                           LONG BEACH ACCEPTANCE CORP.

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A
        ASSET-BACKED NOTES, CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4

                             UNDERWRITING AGREEMENT

                                                                     May 4, 2006

Greenwich Capital Markets, Inc.
   As Representative for the several Underwriters
600 Steamboat Road
Greenwich, CT 06830

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

     Long Beach Acceptance Receivables Corp., a Delaware corporation (the
"Transferor") and a wholly owned subsidiary of Long Beach Acceptance Corp., a
Delaware corporation ("LBAC"), proposes to cause Long Beach Acceptance Auto
Receivables Trust 2006-A, a Delaware statutory trust (the "Trust"), to sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for which
Greenwich Capital Markets, Inc. ("RBS GC") is acting as representative (the
"Representative"), 5.150% Asset-Backed Notes, Class A-1, in the original principal amount of $81,675,000 (the "Class A-1 Notes"), 5.364% Asset-Backed
Notes, Class A-2, in the original principal amount of $146,000,000 (the "Class
A-2 Notes"), 5.418% Asset-Backed Notes, Class A-3, in the original principal amount of $90,000,000 (the "Class A-3 Notes") and 5.500% Asset-Backed Notes,
Class A-4, in the original principal amount of $132,325,000 (the "Class A-4
Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class
A-3 Notes, the "Offered Notes").

     The assets of the Trust will include primarily a pool (the "Pool") of retail installment sale contracts (the "Receivables") secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby. The Receivables will be serviced for the Trust by LBAC. The Offered
Notes will be issued pursuant to an Indenture, dated as of May 1, 2006 (the
"Indenture"), between the Trust and Wells Fargo Bank, National Association
("Wells Fargo"), as indenture trustee (in such capacity, the "Indenture
Trustee"). The Offered Notes will be secured by the assets of the Trust, which will be pledged by the Trust to the Indenture Trustee pursuant to the Indenture.
Holders of the Offered Notes will have the benefit of a financial guarantee insurance policy issued by Financial Security Assurance Inc. ("FSA"). In addition, simultaneously with the issuance and sale of the Offered Notes, the
Trust will also issue two classes of certificates (the "Certificates") in the manner set forth in the Trust Agreement described below. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement, dated as of May
1, 2006 (the "Trust Agreement"), between the Transferor and Wilmington Trust
Company, as owner trustee (in such capacity, the "Owner Trustee"). Only the
Offered Notes are being purchased by the several Underwriters hereunder. The
Certificates will

be issued to the Transferor. The Class R Certificate will be retained by the
Transferor and the Class C Certificate will be sold by the Transferor to RBS GC or an affiliate thereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in Annex A to the Sale and
Servicing Agreement (as defined herein).

     The Offered Notes are more fully described in a Registration Statement (as defined herein) which the Transferor and LBAC have furnished to the
Underwriters.

     The Trust will acquire the Initial Receivables from the Transferor pursuant to a Sale and Servicing Agreement, dated as of May 1, 2006 (the "Sale and
Servicing Agreement"), among the Trust, the Transferor, LBAC, as originator and servicer, and Wells Fargo, as back-up servicer and trust collateral agent. The
Transferor will acquire the Initial Receivables from LBAC and Long Beach
Acceptance Receivables Corp. Warehouse I, a Delaware corporation ("LBARCWI")
pursuant to the assignment by each of LBAC and LBARCWI to the Transferor (the
"Initial Assignments") on the Closing Date (as defined herein) and a Purchase
Agreement, dated as of May 1, 2006 (the "Purchase Agreement"), among the
Transferor, LBARCWI and LBAC.

     From time to time during the Funding Period pursuant to the Purchase
Agreement, LBAC and LBARCWI will be obligated to sell, and the Transferor will be obligated to purchase, additional retail installment sale contracts (the
"Subsequent Receivables") secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby, which Subsequent
Receivables will be described in the schedules to one or more assignments by each of LBAC and LBARCWI to the Transferor (each, a "Subsequent Assignment"), dated as of the cut-off date specified therein (such date, a "Subsequent Cut-off
Date"). The Subsequent Receivables will in turn be sold by the Transferor to the
Trust pursuant to the Sale and Servicing Agreement and one or more agreements among LBAC, LBARCWI, the Transferor, the Trust and Wells Fargo (each, a
"Transfer Agreement" and each date of transfer, a "Subsequent Transfer Date"), each dated as of the related Subsequent Cut-off Date. The maximum aggregate principal amount of Subsequent Receivables to be sold to the Trust during the
Funding Period is $68,307,144.

     At or prior to the time when sales to purchasers of the Offered Notes were first made by the Underwriters, which was approximately 2:00 p.m. on May 4, 2006
(the "Time of Sale"), the Transferor has prepared the following information
(collectively, the "Time of Sale Information"): (i) Free Writing Prospectus
dated May 3, 2006 (the "Summary FWP"), (ii) the original Free Writing Prospectus dated May 4, 2006, including the prospectus dated March 31, 2006 and the information referred to under the caption "Sponsor's Static Pool Information"
therein (the "Original FWP") and (iii) the amended Free Writing Prospectus dated
May 4, 2006, including the prospectus dated March 31, 2006 and the information referred to under the caption "Sponsor's Static Pool Information" therein (the
"Time of Sale FWP"). If, at or subsequent to the Time of Sale and prior to the
Closing Date (as defined below), such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old "Contracts of Sale" (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the "Securities Act")) for any Offered
Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then "Time of Sale Information" will refer to the

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information conveyed to investors at the time of entry into the first such new
Contract of Sale, in an amended Time of Sale FWP or a final Prospectus (as defined below) approved by the Transferor and the Representative that corrects such material misstatements or omissions (a "Corrected Prospectus") and "Time of
Sale" will refer to the time and date on which such new Contracts of Sale were first entered into.

     Section I. Representations and Warranties of Transferor and LBAC. The
Transferor and LBAC jointly and severally represent and warrant to, and agree with the several Underwriters that:

     A. A Registration Statement on Form S-3 (No. 333-132202) relating to automobile contract-backed securities, including the Offered Notes, has (i) been prepared by LBAC in conformity with the requirements of the Securities Act, and the rules and regulations of the United States Securities and Exchange
Commission (the "Commission") thereunder (the "Rules and Regulations"), (ii)
been filed by the Transferor with the Commission under the Securities Act and
(iii) become effective under the Securities Act and is still effective as of the date hereof. No stop order suspending the effectiveness of the Registration
Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Transferor or LBAC, threatened by the Commission. Copies of such Registration Statement have been delivered by the Transferor and LBAC to the Underwriters. "Registration Statement" means such registration statement, at the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, including any exhibits thereto and any documents incorporated by reference therein at such time. The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a prospectus supplement dated May 4, 2006 (together with information referred to under the caption "Sponsor's Static Pool Information" therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the
"Prospectus Supplement") to the prospectus dated March 31, 2006 (the "Base
Prospectus"), relating to the Offered Notes and the method of distribution thereof. "Prospectus" means the Base Prospectus, as amended or supplemented to the date hereof, as further supplemented by the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the
Registration Statement shall be deemed to include any report filed with the
Commission with respect to the Trust pursuant to Section 13(a) or 15(d) of the
Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement. There are no contracts or documents of the
Transferor or LBAC which are required to be filed as exhibits to the
Registration Statement pursuant to the Securities Act or the Rules and
Regulations which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     B. The Registration Statement complied, as of the effective date thereof, and any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the

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date of the Prospectus Supplement, and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply in all respects with the requirements of the Securities Act and the Rules and Regulations and the
Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder. The Registration Statement, as of the applicable effective date as to each part of the Registration
Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The Original FWP (when read together with the Time of Sale FWP), as of its date and as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale FWP, as of its date and as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Original FWP, the Time of Sale FWP or the
Prospectus in reliance upon and in conformity with the Underwriters Information
(as defined herein).

     C. The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the
Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the
Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the
Prospectus in reliance upon and in conformity with the Underwriters Information.

     D. The Time of Sale Information, at the Time of Sale, did not, and at the
Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with the Underwriters Information. Other than the Summary FWP, the
Original FWP, the Time of Sale FWP and the Prospectus, the Transferor (including its agents and

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representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation or an offer to buy the Offered
Notes other than the documents, if any, listed under "Time of Sale Information"
in Schedule I hereto and other written communication approved by the
Representative. Each Free Writing Prospectus (as defined herein) complied in all material respects with the Securities Act and the Rules and Regulations, and has
been filed in accordance with Section VI (to the extent required by Rule 433 under the Act).

     E. Since the respective dates as of which information is given in the
Original FWP and the Time of Sale FWP, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Transferor, LBARCWI or LBAC, otherwise than as set forth or contemplated in the Original FWP and the Time of Sale FWP as supplemented or amended as of the Time of Sale. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Transferor, LBARCWI or LBAC, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing
Date.

     F. Each of the Transferor, LBARCWI and LBAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Sale and
Servicing Agreement, the Purchase Agreement, the Initial Assignments, each
Subsequent Assignment, each Transfer Agreement, the Trust Agreement, the
Insurance and Indemnity Agreement, dated as of May 1, 2006, among FSA, LBAC and the Transferor (the "Insurance Agreement") and the Indemnification Agreement,
dated as of May 4, 2006, among FSA, the Underwriters and the Transferor (the
"Indemnification Agreement") (all such agreements, with the exception of this
Agreement, are collectively referred to herein as the "Other Agreements"), as applicable, and, with respect to the Transferor, to cause the Trust to authorize, issue and sell the Offered Notes as contemplated by this Agreement.

     G. This Agreement has been duly authorized, executed and delivered by each of the Transferor and LBAC.

     H. The Sale and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of the Transferor and LBAC, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of the Transferor and LBAC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     I. The Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of LBAC, LBARCWI and the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of
LBAC, LBARCWI and the Transferor,

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subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     J. The Trust Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the
Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Transferor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     K. The Initial Assignments and each Subsequent Assignment, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by LBAC and LBARCWI, as the case may be, and when so executed and delivered, will be legal, valid, binding and enforceable against LBAC and LBARCWI, as the case may be, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     L. Each Transfer Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of LBAC, LBARCWI and the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of
LBAC, LBARCWI and the Transferor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or the similar laws affecting creditors'
rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     M. Each Other Agreement to which LBAC, LBARCWI or the Transferor is party, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Transferor, LBARCWI and/or LBAC, as the case may be, and when so executed and delivered by the Transferor,
LBARCWI and/or LBAC, as the case may be, will constitute legal, valid, binding and enforceable agreements of the Transferor, LBARCWI and/or LBAC, as the case may be, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and except insofar as the indemnification provisions therein may be limited by applicable law.

     N. The execution, delivery and performance of this Agreement, the Sale and
Servicing Agreement, the Indemnification Agreement, the Insurance Agreement, the
Purchase Agreement, the Initial Assignments, each Subsequent Assignment, each
Transfer Agreement and the Trust Agreement, and the issuance and sale of the
Offered Notes and the Certificates and compliance with the terms and provisions hereof and thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Transferor, LBARCWI or LBAC is a party or by which the Transferor,
LBARCWI or LBAC is bound or to which any of the properties of the Transferor,
LBARCWI or LBAC is subject or of any statute, order or regulation applicable to the Transferor, LBARCWI or

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LBAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor, LBARCWI or LBAC or any of their respective properties, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated herein.

     O. The Offered Notes, the Indenture, the Certificates, the Sale and
Servicing Agreement, the Trust Agreement, the Initial Assignments and the
Purchase Agreement, and as of the related Subsequent Transfer Dates, each
Subsequent Assignment and each Transfer Agreement, will conform in all material respects to the respective descriptions thereof contained in the Original FWP
(when read together with the Time of Sale FWP) and the Time of Sale FWP. As of the Closing Date, the Offered Notes, the Indenture, the Certificates, the Sale
and Servicing Agreement, the Trust Agreement, the Initial Assignments and the
Purchase Agreement, and as of the related Subsequent Transfer Dates, each
Subsequent Assignment and each Transfer Agreement, will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Offered Notes will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Indenture and delivered to the Representative for the respective accounts of the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.
As of the Closing Date, the Indenture will be duly and validly authorized and, when duly and validly executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Trust, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.
As of the Closing Date, the Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Trust Agreement and delivered to the Transferor (in the case of the
Class R Certificate) and to RBS GC or an affiliate thereof (in the case of the
Class C Certificate), will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement.

     P. The Transferor's, LBARCWI's and LBAC's respective representations and warranties (i) in the Sale and Servicing Agreement, the Purchase Agreement, the
Trust Agreement, the Insurance Agreement and the Indemnification Agreement, as
applicable, will be true and correct in all material respects as of the Closing
Date and (ii) in each Transfer Agreement will be true and correct as of the related Subsequent Transfer Date.

     Q. None of the Transferor, LBARCWI or LBAC is in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default would be material to it. Neither the issuance and sale of the Offered
Notes, nor the issuance of the Certificates, nor the sale of the Class C
Certificate to RBS GC (or an affiliate thereof), nor the execution and delivery by the Transferor, LBARCWI or LBAC of this Agreement or any Other Agreement to which it is a party, nor the consummation by the Transferor, LBARCWI or LBAC of any of the transactions herein or

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therein contemplated, nor the compliance by the Transferor, LBARCWI or LBAC with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Transferor, LBARCWI or LBAC or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Transferor, LBARCWI or
LBAC is a party or by which either of them is bound, or any statute, order or regulation applicable to the Transferor, LBARCWI or LBAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor, LBARCWI or LBAC. None of the Transferor, LBARCWI or LBAC is
a party to, bound by or in breach or violation of any indenture or other agreement or instrument to which it is a party, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Transferor, LBARCWI or LBAC to perform its obligations under this
Agreement or any Other Agreement or (ii) the business, operations, financial condition, properties, assets or prospects of the Transferor, LBARCWI or LBAC.

     R. There are no actions or proceedings against, or investigations of, the
Transferor, LBARCWI or LBAC pending, or, to the knowledge of the Transferor or
LBAC, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Other Agreement, the Offered Notes or the Certificates, (ii) seeking to prevent the issuance of the Offered Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Other Agreement, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the Receivables or the business, operations, financial condition, properties, assets or prospects of the Transferor, LBARCWI or LBAC or the validity or enforceability of, or the performance by the Transferor, LBARCWI or LBAC of its obligations under, this Agreement, any Other Agreement, the
Offered Notes or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Notes as described in the Original
FWP, the Time of Sale FWP or the Prospectus.

     S. Immediately prior to the assignment of the Initial Receivables to the
Trust as contemplated by the Sale and Servicing Agreement, the Transferor (i)
had good title to, and was the sole owner of, each Initial Receivable and the property purported to be transferred by it to the Trust pursuant to the Sale and
Servicing Agreement free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens") (except for the Lien of the Indenture) and (ii) had not assigned to any person any of its right, title or interest in such Receivables or property or in the Purchase Agreement. Upon delivery of the Offered Notes to the Representative for the respective accounts of the Underwriters, the Offered Notes will be free of any Liens.

     T. Immediately prior to each assignment of Subsequent Receivables to the
Trust as contemplated by the Sale and Servicing Agreement and the related
Transfer Agreement, the Transferor (i) will have good title to, and will be the sole owner of, each Subsequent Receivable and the other property purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement and the related Transfer Agreement free and clear of any Lien (except for the Lien of the Indenture) and (ii) will not have assigned to any person any of its right, title or interest in such Subsequent Receivables or property or in the
Purchase Agreement.

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     U. Neither the Transferor nor the Trust is, and neither the issuance and sale of the Offered Notes or the Certificates and the application of proceeds therefrom nor the activities of the Trust pursuant to the Indenture or the Trust
Agreement will cause the Transferor or the Trust to be, an "investment company"
or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     V. It is not necessary to qualify the Trust Agreement under the Trust
Indenture Act. The Indenture has been duly qualified under the Trust Indenture
Act.

     W. None of the Transferor, LBARCWI, LBAC or any affiliate thereof has paid or agreed to pay to any person any compensation for soliciting another to purchase any Offered Notes or the Certificates (except as contemplated herein).

     X. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Offered Notes and the Certificates have been or will be paid on or prior to the Closing Date.

     Y. Deloitte & Touche LLP is an independent public accountant with respect to the Transferor, LBARCWI and LBAC, as required by the Securities Act and the
Rules and Regulations.

     Z. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United
States is required for the issuance of the Offered Notes and the Certificates and the sale of the Offered Notes to the Underwriters, or the consummation by the Transferor, LBARCWI or LBAC of the other transactions contemplated by this
Agreement or the Other Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriters or as have been obtained.

     AA. The Transferor is not, and on the date on which the first bona fide offer of the Offered Notes was made was not, and as of the Closing Date will not be, an "ineligible issuer", as defined in Rule 405 under the Securities Act.

     Any certificates signed by officers of the Transferor, LBARCWI and LBAC and delivered to the Representative or counsel for the Representative in connection with an offering of the Offered Notes shall be deemed a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

     Section II. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the
Transferor agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase the Offered Notes in the respective principal amounts of the Classes of Offered Notes set forth opposite their respective names in Schedule I hereto at the respective purchase prices set forth therein.

     Section III. Delivery and Payment. Delivery of and payment for the Offered
Notes to be purchased by the several Underwriters shall be made at the offices of Dewey Ballantine LLP,

                                        9

1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and LBAC at 10:00 a.m. New York City
time on May 16, 2006, or at such other time or date as shall be agreed upon in writing by the Representative and LBAC (such date being referred to as the
"Closing Date"). Delivery of the Offered Notes shall be made to, or at the direction of, the Representative, for the respective accounts of the
Underwriters, against payment by the Underwriters of the purchase price therefor in immediately available funds. Each of the Offered Notes to be so delivered shall be represented by one or more global notes registered in the name of Cede
& Co., as nominee for The Depository Trust Company.

     The Transferor agrees to have the Offered Notes available for inspection, checking and packaging by the Representative in New York, New York, not later than 10:00 a.m. on the Business Day prior to the Closing Date.

     Section IV. Offering of the Offered Notes.

     It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

     Section V. Covenants of the Transferor and LBAC. The Transferor and LBAC
jointly and severally covenant and agree as follows:

     A. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the time required thereby and, subject to Section VI, file any Free
Writing Prospectuses to the extent required by Rule 433 under the Securities Act and the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement, the Original FWP, the Time of Sale FWP or to the
Prospectus prior to the Closing Date except as permitted herein; to advise the
Representative, promptly after it receives notice thereof, of the time, during the period that a Prospectus is required to be delivered in connection with the offer and sale of the Offered Notes, when any amendment to the Registration
Statement has been filed or becomes effective or any supplement to the Original
FWP, the Time of Sale FWP or the Prospectus or any amended Original FWP, Time of
Sale FWP or Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by LBAC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required under the Securities Act or the Rules and Regulations thereunder in connection with the offering or sale of the Offered Notes, to promptly advise the
Representative of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the
Prospectus; (ii) the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement, the Original FWP, the
Time of Sale FWP or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Original FWP, the Time of Sale FWP or the Prospectus, or suspending any such qualification, LBAC promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

                                       10

     B. To furnish promptly to the Underwriters and to counsel for the
Underwriters a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith.

     C. To deliver promptly to each Underwriter such number of the following documents as such Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Original FWP,
(iii) the Time of Sale FWP and any amended or supplemented Time of Sale FWP,
(iv) the Prospectus and any amended or supplemented Prospectus; and (v) any document filed by LBAC and incorporated by reference in the Prospectus
(including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Offered Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, LBAC shall notify the Representative and, upon the request of the Representative based on advice of counsel (which may consist of oral advice of internal or outside counsel), shall file such document and prepare and furnish without charge to the
Representative and to any other Underwriter or dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case an Underwriter is required to deliver a Prospectus in connection with sales of any of the Offered
Notes at any time nine months or more after the Closing Date, upon the request of the Representative but at LBAC's expense, LBAC shall prepare and deliver to the each Underwriter as many copies as such Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the
Securities Act.

     Neither any Underwriter's consent to, nor any Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section VII.

     D. To file promptly with the Commission any amendment to the Registration
Statement, the Time of Sale Information or the Prospectus or any supplement to the Time of Sale FWP or the Prospectus that may, in the judgment of LBAC or the
Representative, be required by the Securities Act or by the Rules and
Regulations, or requested by the Commission.

     E. Prior to filing with the Commission any (i) supplement to the Original
FWP, the Time of Sale FWP or the Prospectus, (ii) Prospectus pursuant to Rule
424 of the Rules and Regulations or (iii) any Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations, to furnish a copy thereof to the
Representative and counsel for the Representative and obtain the consent of the
Representative to the filing, which consent shall not be unreasonably delayed.

                                       11

     F. To use its best efforts, in cooperation with the Representative, to qualify the Offered Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the
Representative may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Notes; provided that the Transferor and LBAC shall not be required to become subject to any general consent to service of process or jurisdiction in any jurisdiction in which it is not subject as of the date of this Agreement.
LBAC will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Notes have been so qualified.

     G. The Transferor and LBAC jointly and severally agree to pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs incident to the Underwriters' due diligence exercises; the costs incident to the preparation, printing and filing under the Securities Act of the Registration
Statement and any amendments and exhibits thereto; the costs of distributing the
Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus, the Time of Sale Information, the Prospectus and any
amendment or supplement to the Original FWP, the Time of Sale FWP or the
Prospectus or any document incorporated by reference therein, all as provided in this Agreement; the costs and expenses of printing (or otherwise reproducing)
and delivering the Sale and Servicing Agreement, the Indenture, the Trust
Agreement, the Other Agreements, the Offered Notes and the Certificates; the
fees, costs and expenses of Wells Fargo and the Owner Trustee (to the extent permitted under the Sale and Servicing Agreement and the Trust Agreement, and
except to the extent that another party is obligated to pay such amounts thereunder); any fees and expenses of any rating agency issuing a rating in respect of the Offered Notes; the fees and disbursements of accountants for the
Transferor and LBAC; the costs and expenses in connection with the qualification of the Offered Notes under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; provided that except as provided in this Section
VI, each Underwriter shall pay its own costs. If this Agreement is terminated by any Underwriter in accordance with the provisions of Section VII or Section X,
LBAC and the Transferor shall jointly and severally reimburse the Underwriters for all reasonable out-of-pocket expenses, including the costs and expenses of its counsel, any transfer taxes on the Offered Notes which they may sell and the expenses of advertising any offering of the Offered Notes.

     H. For a period from the date of this Agreement until the payment in full of all amounts in respect of the Offered Notes, the Transferor and LBAC will deliver to the Representative the monthly servicing reports, the annual statements of compliance, the assessments of compliance with servicing criteria and the annual independent certified public accountants reports furnished to the
Indenture Trustee or the Trust Collateral Agent pursuant to the Sale and
Servicing Agreement or the Indenture as soon as such statements are furnished to the Indenture Trustee or the Trust Collateral Agent.

     I. So long as any of the Offered Notes is outstanding, the Transferor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be

                                       12

distributed to holders of the Offered Notes or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii)
from time to time, any other information concerning the Transferor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request; provided that this covenant may be satisfied by posting the related documents or information on a publicly available website or filing such documents or information with the Commission on Form 10-D.

     J. To apply the net proceeds from the sale of the Offered Notes in the manner set forth in the Original FWP, the Time of Sale FWP and the Prospectus.

     K. To file with the Commission within four days of each of the issuance of the Offered Notes and the end of the Funding Period a current report on Form 8-K or Form 10-D, as applicable, setting forth specific information concerning the
Offered Notes and the Initial Receivables or the Receivables (as the case may
be) to the extent that such information is not set forth in the Prospectus.

     L. Unless the Representative shall otherwise have given its written consent, no pass-through certificates or debt securities backed by retail installment sale contracts secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby or other similar securities representing interest in or secured by other auto receivable-related assets originated or owned by LBAC or LBARCWI shall be offered or sold nor shall
LBAC or LBARCWI enter into any contractual arrangements that contemplate the offering or sale of such securities for a period of thirty (30) days following the commencement of the offering of the Offered Notes to the public.

     M. If, at any time prior to 90 days after the Closing Date or such earlier date as each Underwriter shall have resold all of the Offered Notes underwritten by it, any event occurs as a result of which the Time of Sale FWP or the
Prospectus (in each case as then amended or supplemented) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Time of Sale FWP or the Prospectus to comply with applicable law, the Transferor and LBAC will promptly prepare and furnish to the
Underwriters an amendment or supplement to the Time of Sale FWP or the
Prospectus, as applicable, satisfactory to the Representative that will correct such statement or omission.

     N. To the extent, if any, that any rating provided with respect to the
Offered Notes by the applicable rating agency is conditional upon the furnishing of documents or the taking of any actions by the Transferor, LBARCWI or LBAC, the Transferor, LBARCWI or LBAC, as the case may be, shall furnish, or cause to be furnished, such documents and take, or cause to be taken, any such other actions.

     O. On the date of the Time of Sale, on the date of the Prospectus and on the Closing Date, Deloitte & Touche LLP shall furnish to the Underwriters a letter or letters, dated respectively as of the date of the Time of Sale FWP, the date of the Prospectus and as of the Closing Date substantially in the forms of the drafts to which the Representative will have previously agreed and otherwise in form and substance satisfactory to the Representative and to

                                       13

counsel to the Underwriters and on each Subsequent Transfer Date, Deloitte &
Touche LLP shall furnish to the Underwriters a letter or letters, dated as of such Subsequent Transfer Date, in each case substantially in the forms of the drafts to which the Representative will have previously agreed and otherwise in form and substance satisfactory the Representative and to counsel to the
Underwriters.

     P. On the Closing Date, the Transferor and LBAC shall furnish to the
Underwriters a letter from Dewey Ballantine LLP, dated the Closing Date, to the effect that (i) such counsel has no reason to believe that (a) the Registration
Statement, as of the Effective Date, and as amended or supplemented, if applicable, as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale
FWP as of its date and as of the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus as of its date and as of the Closing
Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) and that the descriptions in Registration Statement, the Time of Sale FWP and the
Prospectus, as the case may be, of the Offered Notes, the Sale and Servicing
Agreement, the Trust Agreement, the Indenture, the Purchase Agreement and the
Transfer Agreements are accurate in all material respects; it being understood that such counsel need express no opinion or belief as to the financial and statistical statements or other financial data contained in or incorporated by reference in the Registration Statement, the Time of Sale FWP or the Prospectus,
as applicable.

     Q. To make generally available to holders of the Offered Notes as soon as practicable, but in any event no later than eighteen months after the Closing
Date, an earnings statement for the Trust complying with Rule 158 under the
Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date; provided that this covenant may be satisfied by posting the monthly investor reports for the Trust on a publicly available website or filing such monthly investors reports with the Commission on Form
10-D.

     Section VI. Written Communications.

     A. The following terms have the specified meanings for purposes of this
Agreement:

          1. "Free Writing Prospectus" means and includes any information relating to the Offered Notes (including without limitation the Summary
     FWP, the Original FWP and the Time of Sale FWP) disseminated by LBAC, the
     Transferor or any Underwriter that constitutes a "free writing prospectus"
     within the meaning of Rule 405 under the Securities Act.

          2. "Issuer Information" means (1) the information contained in any
     Underwriter Free Writing Prospectus which information is also included in or superseded by the Summary FWP, the Original FWP or the Time of Sale FWP
     (other than Underwriters Information), (2) any "issuer information" as defined in Rule 433(h)(1) and footnote 271 of the Commission's Securities
     Offering Reform Release No. 83-8591

                                       14

     under the Rules and Regulations, including without limitation any computer tape in respect of the Offered Notes or the Receivables (or other information) furnished to the Underwriters through the Representative by or on behalf of LBAC, LBARCWI or the Transferor concerning the Transferor,
     LBARCWI, LBAC or the Receivables. and (3) any information specified in clause (2) above or any information in the Time of Sale Information that is used to calculate or create any Derived Information.

          3. "Derived Information" means such written information regarding the
     Offered Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B)
     contained in the Registration Statement, the Time of Sale Information, the
     Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the
     Offered Notes that is disseminated by any Underwriter to a potential investor).

     B. Neither LBAC nor the Transferor shall disseminate to any potential investor any information relating to the Offered Notes that constitutes a
"written communication" within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless LBAC has obtained the prior consent of the Representative.

     C. None of LBAC nor any Underwriter shall disseminate or file with the
Commission any information relating to the Offered Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall LBAC, the Transferor or any
Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Securities Act.

     D. Each Underwriter Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the
Securities Act:

          The Depositor and Long Beach Acceptance Receivables Corp. II
          (together, the "co-registrants") have filed a registration statement
          (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the co-registrants have filed with the SEC for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
          www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     E. In the event the Transferor or LBAC becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), such

                                       15

party shall  promptly  notify the  Representative  of such untrue  statement  or omission no later than one  business  day after  discovery  and LBAC  shall,  if requested  by the  Representatives,  prepare and deliver to the  Underwriters  a
Corrected Prospectus.

     F. Each Underwriter, severally and not jointly, represents to the
Transferor and LBAC as follows:

          1. Other than the Time of Sale Information and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication"
(as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes, including but not limited to any "ABS informational and computational materials" as defined in
Item 1101(a) of Regulation AB under the Securities Act; provided, however, that
(i) such Underwriter may prepare and convey one or more "written communications"
(as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Time of Sale Information with the consent of LBAC (except as provided in clauses (2) through (4) below, for which no consent shall be required), (2) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Notes, the weighted average life, expected final payment date, the trade date, the settlement date and payment window of one or more classes of Offered Notes, (3) the eligibility of the Offered Notes to be purchased by ERISA plans and (4) a column or other entry showing the status of the subscriptions for the Offered Notes (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the
Offered Notes (each such written communication, an "Underwriter Free Writing
Prospectus"); (ii) unless otherwise consented to by LBAC, no such Underwriter
Free Writing Prospectus shall be conveyed if, as a result of such conveyance,
LBAC or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule
433(d) under the Securities Act other than the filing of the final terms of the
Offered Notes pursuant to Rule 433(d)(5) of the Securities Act; and (iii) each
Underwriter will be permitted to provide allocation notices and confirmations of sale.

          2. In disseminating information to prospective investors, it has complied and will continue to comply with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining for the required period any Underwriter Free Writing
Prospectuses they have used but which are not required to be filed.

          3. Prior to entering into any Contract of Sale, it shall convey the
Time of Sale Information to the prospective investor. Such Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale
Information to the potential investor prior to the formation of the related
Contract of Sale and shall maintain such records as required by the Rules and
Regulations.

          4. If a Defective Prospectus has been corrected with a Corrected
Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective
Prospectus from it prior to entering into a new Contract of Sale with such investor and (B) provide to such investor (w) adequate disclosure of

                                       16

the contractual arrangement, (x) adequate disclosure of such investor's rights under its existing Contract of Sale, (y) adequate disclosure of the new information in the Corrected Prospectus and (z) a meaningful ability to elect to terminate or not terminate the existing Contract of Sale and to elect to enter into or not enter into a new agreement to purchase the Offered Notes.

          5. Immediately following the use of any Underwriter Free Writing
Prospectus containing any "issuer information" as defined in Rule 433(h)(1) and footnote 271 of the Commission's Securities Offering Reform Release No. 83-8591
of the Securities Act it has provided the Transferor a copy of such Underwriter
Free Writing Prospectus, unless such "issuer information" consists of the terms of the Offered Notes, and such information is not the final information to be included in the Prospectus Supplement.

          6. In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, LBAC and the Transferor jointly and severally agree to reimburse such Underwriter for such costs.

     G. The Transferor shall file with the Commission any Free Writing
Prospectus delivered to investors in accordance with this Section VI as the
Transferor is required to file under the Securities Act and the Rules and
Regulations, and to do so within the applicable period of time required under the Securities Act and the Rules and Regulations. The Transferor shall file with the Commission the final terms of the Offered Notes pursuant to Rule 433(d)(5)
of the Securities Act.

     Section VII. Conditions to Purchase of the Offered Notes. The obligations of the several Underwriters hereunder to purchase the Offered Notes pursuant to this Agreement shall be subject: (i) to the accuracy of the representations and warranties on the part of the Transferor, LBARCWI and LBAC contained herein and in the Other Agreements as of the date hereof and as of the Closing Date; (ii)
to the accuracy of the statements of the Transferor, LBARCWI and LBAC made in any certificate delivered pursuant to the provisions hereof; (iii) to the performance by the Transferor, LBARCWI and LBAC of all of their respective obligations hereunder and in the Other Agreements; and (iv) to the following additional conditions:

     A. The Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations. The Representative shall have received confirmation of the effectiveness of the Registration
Statement. No stop order suspending the effectiveness of the Registration
Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration
Statement, any Time of Sale Information or the Prospectus shall have been complied with.

     B. No Underwriter shall have discovered and disclosed to LBAC on or prior to the Closing Date that the Registration Statement, the Time of Sale
Information (when read together) or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                                       17

     C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Other Agreements, the
Offered Notes, the Certificates, the Registration Statement, the Time of Sale
Information and the Prospectus, and all other legal matters relating to this
Agreement, the Other Agreements and the transactions contemplated hereby and thereby shall be satisfactory in all respects to counsel for the Underwriters, and LBAC, LBARCWI and the Transferor shall have furnished or cause to be furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     D. Each of the Transferor and LBAC shall have delivered to the Underwriters an Officer's Certificate dated the Closing Date, to the effect that the signer of such certificate has carefully examined this Agreement, the Time of Sale FWP and the Prospectus and that, to the best of such signer's knowledge: (i) the representations and warranties of the Transferor or LBAC, as the case may be, in this Agreement are true and correct in all material respects at and as of the
Closing Date with the same effect as if made on the Closing Date; (ii) it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and (iii) such person has carefully examined the Registration Statement, the Time of Sale FWP and the
Prospectus and, in such person's opinion (u) as of its effective date, the
Registration Statement did not include an untrue statement of material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) as of its date and as of the
Time of Sale the Time of Sale FWP did not include an untrue statement of material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (w) as of its date and as of the Closing Date the
Prospectus did not include an untrue statement of material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (x)
since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the
Registration Statement, (y) since the date of the Time of Sale FWP, no event has occurred which should have been set forth in a supplement or amendment to the
Time of Sale FWP or (z) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

     E. The Underwriters shall have received a favorable opinion addressed to the Underwriters of Sidley Austin LLP, counsel for the Underwriters, dated the
Closing Date, with respect to the validity of the Offered Notes, the
Registration Statement, the Time of Sale FWP, the Prospectus and such other related matters as the Representative shall require, and LBAC and the Transferor shall have furnished or cause to be furnished to such counsel such documents as such counsel may reasonably request for the purpose of enabling them to pass upon such matters.

     F. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from Dewey Ballantine LLP, special counsel for the
Transferor, LBAC and LBARCWI, in form and substance satisfactory to the
Representative and counsel to the Underwriters.

     G. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from George S. Ginsberg, Esq., General Counsel of
LBAC and Counsel

                                       18

of the Transferor and LBARCWI, in form and substance satisfactory to the
Representative and counsel to the Underwriters.

     H. [Reserved.]

     I. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from Richards, Layton & Finger, P.A., counsel to the Trust, in form and substance satisfactory to the Representative and counsel to the Underwriters.

     J. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from Richards, Layton & Finger, P.A., counsel to the Owner Trustee, in form and substance satisfactory to the Representative and counsel to the Underwriters.

     K. The Underwriters have received a favorable opinion addressed to them, dated the Closing Date, from Chapman & Cutler LLP, special counsel to Wells
Fargo, in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that each of the Indenture and the Sale and
Servicing Agreement has been duly authorized, executed and delivered by Wells
Fargo and constitutes the legal, valid, binding and enforceable agreement of
Wells Fargo, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Representative and Wells Fargo.

     L. The Underwriters shall have received from in-house counsel for FSA a favorable opinion addressed to them, dated the Closing Date, in form and substance satisfactory to the Representative and counsel to the Underwriters.

     M. The Underwriters shall have received evidence satisfactory to the
Representative and counsel to the Underwriters that, on or before the Closing
Date, UCC-1 financing statements have been or are being filed (a) in the office of the Secretary of State of the State of the State of Delaware reflecting the transfer of the interest of LBAC and LBARCWI in the Receivables and the proceeds thereof to the Transferor and the transfer of the interest of the Transferor in the Receivables and the proceeds thereof to the Trust, respectively, and (b) in the office of the Secretary of the State of Delaware reflecting the pledge of such interest to the Indenture Trustee.

     N. On the date of the Time of Sale FWP, the date of the Prospectus, and on the Closing Date, Deloitte & Touche LLP shall furnish to the Underwriters a letter or letters, dated respectively as of the date of the Time of Sale FWP, the date of the Prospectus, and as of the Closing Date, substantially in the forms of the drafts to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative.

     O. The Underwriters shall have received from Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc., a rating letter assigning a rating of "A-1+" to the Class A-1 Notes, "AAA" to the Class A-2
Notes, "AAA" to the Class A-3 Notes and "AAA" to the Class A-4 Notes, which ratings shall not have been modified, lowered or withdrawn.

                                       19

     P. The Underwriters shall have received from Moody's Investors Service,
Inc., a rating letter or letters assigning a rating of "P-1" to the Class A-1
Notes, "Aaa" to the Class A-2 Notes, "Aaa" to the Class A-3 Notes and "Aaa" to
the Class A-4 Notes, which ratings shall not have been modified, lowered or withdrawn.

     Q. [Reserved.]

     R. [Reserved.]

     S. The Class R Certificate and the Class C Certificate shall have been issued and delivered to the Transferor and RBS GC or an affiliate thereof, respectively.

     T. The financial guaranty insurance policy relating to the Offered Notes shall have been issued and delivered by FSA.

     U. The Owner Trustee shall have furnished to the Underwriters a certificate of the Owner Trustee, signed by one or more duly authorized officers of the
Owner Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trust created by the Trust Agreement and such other matters as the Representative shall reasonably request.

     V. The Indenture Trustee shall have furnished to the Underwriters a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the due execution, authentication and delivery of the Offered Notes by the
Indenture Trustee under the Indenture and such other matters as the
Representative shall reasonably request.

     W. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered
Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by LBAC, LBARCWI and the Transferor in connection with the issuance and sale of the Offered Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

     X. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New
York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii)
a banking moratorium shall have been declared by Federal or state authorities;
(iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United
States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it,

                                       20

in the judgment of any Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Offered Notes on the terms and in the manner contemplated in the Prospectus.

     Y. All proceedings in connection with the transactions contemplated by this
Agreement and all documents incident hereto shall be satisfactory in form and substance to the Representative and counsel to the Underwriters, and the
Representative and counsel to the Underwriters shall have received such information, certificates and documents as the Representative or such counsel may have reasonably requested.

     If any of the conditions specified in this Section VII shall not have been fulfilled in all material respects when and as provided in this Agreement, if any of the Transferor or LBAC is in breach of any covenants or agreements contained herein, if LBARCWI has breached any covenant or agreements made by the
Transferor or LBAC herein with respect to LBARCWI, or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Representative and counsel to the Underwriters, this Agreement and all the obligations of the several Underwriters hereunder may be canceled by the Representative at, or at any time on or prior to, the Closing Date. Notice of such cancellation shall be given to the Transferor and LBAC in writing, or by telephone or facsimile transmission confirmed in writing, and such cancellation shall be without liability of any party to any other party, except as provided in Section V(G).

     Section VIII. Indemnification and Contribution. LBAC and the Transferor
agree with the several Underwriters that:

     A. LBAC and the Transferor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such
Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Notes), to which such Underwriter or any such controlling person may become subject, under the Securities Act, the Exchange
Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (a)(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the
Summary FWP (when read together with the Time of Sale FWP), the Original FWP, the Time of Sale FWP or the Prospectus or in any amendment or supplement thereto or in the Issuer Information or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of Issuer Information, when considered together with the Time of Sale FWP), in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither LBAC nor the Transferor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made (i) in the Original FWP, the Time of Sale FWP
(or any amendment thereof or supplement thereto), the Prospectus

                                       21

(or any amendment thereof or supplement thereto) or the Registration Statement
(or any amendment thereof) in reliance upon and in conformity with written information furnished to either LBAC or the Transferor by or on behalf of any
Underwriter through the Representative specifically for inclusion therein, (ii)
to the extent that such misstatement or omission was corrected reasonably prior to the initial Time of Sale and such Underwriter did not deliver, prior to the initial Time of Sale, a copy of the Time of Sale FWP as then revised, amended or supplemented, if either LBAC or the Transferor has previously furnished copies thereof reasonably prior to the initial Time of Sale to such Underwriter in accordance with the terms of this Agreement or (iii) in the Derived Information that does not arise out of or is not based upon an error or material omission in the information contained in the Time of Sale Information, in the Prospectus, in
the Registration Statement or in the Issuer Information; or (b) the breach of any representation or warranty by the Transferor, LBARCWI or LBAC in this
Agreement or any Other Agreement to which it is a party, or in any document executed in connection herewith or therewith or which is related to or arises out of the transactions contemplated hereby or thereby, and the Transferor and
LBAC will jointly and severally reimburse each Underwriter and any other indemnified party for any reasonable legal or other expenses incurred by such
Underwriter or such indemnified party (including, without limitation, reasonable fees and disbursements of counsel incurred by such Underwriter or such other indemnified party in any action or proceeding between such Underwriter or such indemnified party and LBAC, the Transferor and/or any third party, or otherwise), as incurred, in connection with investigating or defending such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which LBAC and the Transferor may otherwise have to any Underwriter or any controlling person of such Underwriter.

     B. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless LBAC and the Transferor, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls LBAC or the Transferor, respectively, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act
against any and all loss, claim, damage or liability, or any action in respect thereof, to which LBAC, the Transferor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange
Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the
Original FWP, the Time of Sale FWP or the Prospectus or in any amendment thereof or supplement thereto, or in the Derived Information or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case to the extent, and only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the
Underwriters Information supplied by such Underwriter, other than a misstatement or omission arising from a misstatement or omission in the Issuer Information, and shall reimburse LBAC, the Transferor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by LBAC, the Transferor or any director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which each Underwriter may otherwise have to LBAC, the Transferor or any such director, officer or controlling person.

                                       22

     C. Promptly after receipt by any indemnified party under this Section VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section VIII.

     If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section VIII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section VIII consist of any Underwriter or any of such
Underwriter's controlling persons, or by LBAC or the Transferor, if the indemnified parties under this Section VIII consist of LBAC or the Transferor or any of LBAC's or the Transferor's respective directors, officers or controlling persons.

     Each indemnified party, as a condition of the indemnity agreements contained in Section VIII(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld),

                                       23

but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party in connection therewith.

     Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     D. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII(A) or (B), in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof (a) if such loss, claim, damage or liability does not arise from the Underwriters
Information supplied by such Underwriter, (i) in such proportion as shall be appropriate to reflect the relative benefits received by LBAC, LBARCWI and the
Transferor on the one hand and such Underwriter on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of LBAC, LBARCWI and the Transferor on the one hand and such
Underwriter on the other with respect to the statements or omissions which resulted if such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations and (b) if such loss, claim, damage or liability arises from Underwriters Information supplied by such
Underwriter, in such proportion as is appropriate to reflect the relative benefits received by LBAC, LBARCWI and the Transferor on the one hand and such
Underwriter on the other from the offering of the Offered Notes and the relative fault of LBAC, LBARCWI and the Transferor on the one hand and such Underwriter on the other with respect to the statements or omissions which resulted in such loss, claims, damages or liability, or actions in respect thereof, as well as any other relevant equitable consideration.

     The relative benefits of any Underwriter on the one hand and LBAC, LBARCWI and the Transferor on the other hand shall be deemed to be in such proportions that such Underwriter is responsible for that portion of such losses, liabilities, claims, damages and expenses equal to the product of the underwriting discount percentage set forth on the cover of the Prospectus as

                                       24

amended or supplemented multiplied by the initial public offering price of the
Offered Notes underwritten by such Underwriter as set forth thereon, and LBAC and the Transferor shall be jointly and severally responsible for the balance.

     The relative fault of any Underwriter on the one hand and LBAC, LBARCWI and the Transferor on the other hand shall be determined by reference to whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by
LBAC, LBARCWI, the Transferor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

     LBAC, the Transferor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section VIII(E) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section VIII(E) shall be deemed to include, for purposes of this Section
VIII(E), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     In no case shall any Underwriter be responsible, in the aggregate, for any amount in excess of (x) the amount received by such Underwriter in connection with its resale of the Offered Notes over (y) the amount paid by such
Underwriter to the Transferor for the Offered Notes hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     F. The several Underwriters hereby confirm, and each of the Transferor and
LBAC hereby acknowledge, that the information set forth (i) in the first and second paragraphs, the last sentence of the penultimate paragraph and the last paragraph under the caption "Method of Distribution" in the Prospectus
Supplement and (ii) the Derived Information (collectively, the "Underwriters
Information") constitutes the only information furnished in writing to LBAC and the Transferor by or on behalf of the Underwriters through the Representative specifically for inclusion in the Registration Statement and the Prospectus.

     Section IX. Representations, Warranties and Agreements to Survive Delivery.
All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of LBAC, LBARCWI and the Transferor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of LBAC, LBARCWI or the
Transferor or controlling persons thereof and shall survive delivery of any
Offered Notes to the Representative.

     Section X. Termination of Agreement; Default of the Underwriters. The
Representative may terminate this Agreement immediately upon notice to LBAC and the Transferor, at any time at or prior to the Closing Date if any of the events or conditions described in Section VII(W) of this Agreement shall occur and be continuing. In the event of any such

                                       25

termination, the provisions of Section V(G), the indemnity and contribution agreement set forth in Section VIII, and the provisions of Sections IX and XIII shall remain in effect.

     If any Underwriter participating in the offering of the Offered Notes defaults in its obligation hereunder to purchase the aggregate amounts of the
Offered Notes set forth in Schedule I hereto and the aggregate principal amount of such Offered Notes that such defaulting Underwriter agreed, but failed, to purchase does not exceed 10% of the total original principal amount of the
Offered Notes, the Representative may make arrangements satisfactory to the
Transferor and LBAC for the purchase of such Offered Notes by other Persons, but if no such arrangements are made within a period of 36 hours after the Closing
Date, the non-defaulting Underwriter shall have the right, but not the obligation, to purchase the Offered Notes which such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of Offered Notes with respect to which such default occurs is more than 10% of the total original principal amount of the Offered Notes and arrangements satisfactory to the Representative, the Transferor and LBAC for the
purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter, the Transferor or LBAC. As used in this
Agreement, the term "Underwriter" includes any person substituted for any
Underwriter under this Section. Nothing herein will relieve a defaulting
Underwriter from liability for its default.

     Section XI. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative will be mailed, delivered or transmitted by facsimile and confirmed to it at Greenwich Capital
Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Asset-Backed Finance, Fax: (203) 618-2132; or, if sent to the Transferor or LBAC will be mailed, delivered or transmitted by facsimile and confirmed to it at
Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New Jersey 07652,
Attention: General Counsel, Fax: (201) 262-6868.

     Section XII. Persons Entitled to the Benefit of this Agreement. This
Agreement shall inure to the benefit of and be binding upon the Underwriters,
LBAC and the Transferor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and for the
benefit of directors of LBAC or the Transferor, officers of LBAC or the
Transferor who have signed the Registration Statement and any person controlling
LBAC or the Transferor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section XII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section XIII. Role of Underwriters. Each of the Transferor and LBAC hereby acknowledges and agrees that the Representative and the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the
Transferor and LBAC with respect to the offering of the Offered Notes contemplated hereby (including in connection with determining

                                       26

the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Transferor, LBAC, LBARCWI, or any person. Additionally, neither the Representative nor any other Underwriter is advising the Transferor, LBAC,
LBARCWI, or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transferor and LBAC each hereby acknowledges and agrees that the Transferor, LBAC and LBARCWI shall each consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither Representative nor any Underwriter shall have any responsibility or liability to the Transferor, LBAC or LBARCWI with respect thereto. Any review by the Representative or any Underwriter of the Transferor,
LBAC, LBARCWI, the Receivables, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative and the Underwriters and shall not be on behalf of the
Transferor, LBAC or LBARCWI.

     Section XIV. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section XV. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section XVI. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                       27

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between you, the Transferor and LBAC.

                                        Very truly yours,

                                        LONG BEACH ACCEPTANCE RECEIVABLES CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        LONG BEACH ACCEPTANCE CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

GREENWICH CAPITAL MARKETS, INC.

By:
    ---------------------------------
    Name:
    Title:

CITIGROUP GLOBAL MARKETS INC.

By:
    ---------------------------------
    Name:
    Title:

LBAC 2006-A Underwriting Agreement Signature Page

                                   SCHEDULE I

     Underwriting Agreement dated May 4, 2006.

     As used in the Underwriting Agreement, the term "Registration Statement"
refers to the Registration Statement on Form S-3 (File No. 333-132202) filed on
December 30, 2005, as amended, and declared effective by the Commission on April
7, 2006.

     Closing Date: May 16, 2006.

     Approximate Aggregate Principal Balance of the Initial Receivables:
$381,692,856.

     Initial Cut-Off Date: May 1, 2006.

     Title, Purchase Price and Description of Offered Notes:

     The Underwriters' discounts and commissions, expressed as a percentage of the principal amount of the Offered Notes, shall be as follows:

            Original Principal   Purchase   Underwriting   Net Proceeds to the
  Class           Amount           Price      Discount          Transferor
---------   ------------------   --------   ------------   -------------------
Class A-1      $ 81,675,000       100.00%       0.20%          $ 81,511,650
Class A-2      $146,000,000       100.00%       0.20%          $145,708,000
Class A-3      $ 90,000,000       100.00%       0.20%          $ 88,920,000
Class A-4      $132,325,000       100.00%       0.20%          $130,737,100

     The purchase price payable by each Underwriter for each Class of Offered
Notes covered by this Underwriting Agreement shall be the percentages set forth in the table above of the principal amount of the Notes purchased by such
Underwriter set forth below:

                           Original Class        Original Class        Original Class        Original Class
                        Principal Amount of   Principal Amount of   Principal Amount of   Principal Amount of
     Underwriter          Class A-1 Notes       Class A-2 Notes       Class A-3 Notes       Class A-4 Notes
---------------------   -------------------   -------------------   -------------------   -------------------

Greenwich Capital
   Markets, Inc......       $69,423,750           $124,100,000          $76,500,000           $112,476,250
Citigroup Global
   Markets Inc.......       $12,251,250           $ 21,900,000          $13,500,000           $ 19,848,750

   Total.............       $81,675,000           $146,000,000          $90,000,000           $132,325,000

Time of Sale Information
Free Writing Prospectus dated May 3, 2006
Free Writing Prospectus dated May 4, 2006, including the prospectus dated March
31, 2006 Amended Free Writing Prospectus dated May 4, 2006, including the prospectus dated March 31, 2006

                                      I-1